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                                  SCHEDULE 13D

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CUSIP NO. 917920 10 0                                        PAGE 10 OF 10 PAGES
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                                    EXHIBIT 1

                            JOINT FILING AGREEMENT OF
                     AMPERSAND 1999 LIMITED PARTNERSHIP AND
               AMP-99 MANAGEMENT COMPANY LIMITED LIABILITY COMPANY

           The undersigned persons agree and consent pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, as of the date set forth below, to the joint filing on their behalf of the Schedule 13D to which this Exhibit is attached, in connection with their beneficial ownership of the common stock of V.I. Technologies, Inc. at March 21, 2005 and agree that such statement is filed on behalf of each of them.

AMPERSAND 1999 LIMITED PARTNERSHIP

By: AMP-99 Management Company Limited Liability Company, its General Partner



By:   /s/ Richard A. Charpie
      -------------------------------------------------------------
      Richard A. Charpie, its Principal Managing Member
      Dated:  March 21, 2005


AMP-99 MANAGEMENT COMPANY LIMITED LIABILITY COMPANY

By:   /s/ Richard A. Charpie
      -------------------------------------------------------------
      Richard A. Charpie, its Principal Managing Member
      Dated:  March 21, 2005